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Exhibit 10.03

AMENDMENT
TO THE
WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

        The WellPoint 401(k) Retirement Savings Plan (the "Plan"), as amended through January 1, 2001, is hereby further amended, as follows.

1.
The introductory material to Section 5.02 is amended as follows, effective with respect to the payroll period ending on November 17, 2002, to provide that Matching Contributions will be made in cash:

            5.02    Matching Contributions.    For payroll periods ending on and after November 17, 2002, a Participant's Matching Contributions will be made in cash and credited to that Participant's Matching Contributions Account. Unless provided otherwise in a writing signed by an officer of the Company at the level of Senior Vice President or above, and subject to the provisos in (b), (c), (d), (e), (f) and (g) below, the schedule outlined in (a) below will be used to determine the amount of Matching Contributions.

2.
The substance of Section 5.02(c) authorizing Matching Contributions to be made in the form of units of the WellPoint Common Stock Fund is repealed effective for payroll periods ending on and after November 17, 2002, and the section is reserved.

        IN WITNESS WHEREOF, WellPoint Health Networks Inc. has caused this Amendment to be executed this 13th day of November, 2002.

WELLPOINT HEALTH NETWORKS INC.
By:	/s/ J. THOMAS VAN BERKEM

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  Exhibit 10.03